SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934
            August 27, 1999 (August 27, 1999) Date of Report
                       (Date of earliest event reported)

                               Safety-Kleen Corp.
             (Exact name of registrant as specified in its charter)



Delaware                            1-8368                           51-0228924

(State or other                   (Commission                      (IRS Employer
 jurisdiction                      File Number)                   Identification
 of incorporation)                                                       Number)


               1301 Gervais Street, Columbia, South Carolina 29201 (Address of principal executive offices) (Zip Code)


        Registrant's telephone number, including area code: (803)933-4200

ITEM 5.  OTHER EVENTS

         On August 27, 1999, Safety-Kleen Corp.(NYSE:SK) announced the completion of the previously announced transaction to repurchase the outstanding $350 million 5% subordinated convertible pay-in-kind debenture from Laidlaw Inc. The full text of the announcement is reproduced below.

                              For Immediate Release

                                  SAFETY-KLEEN
                      COMPLETES REPURCHASE OF PIK DEBENTURE


Columbia, S.C.--August 27, 1999--Safety-Kleen Corp. (NYSE: SK) announced today the completion of the previously announced transaction to repurchase the outstanding $350 million 5% subordinated convertible pay-in-kind debenture (the "PIK Debenture") from Laidlaw Inc. Consideration to Laidlaw Inc. for the repurchase included approximately 11.3 million Safety-Kleen common shares and $200 million in cash.

Safety-Kleen shareholders voted in favor of the proposed issuance of shares at today's special meeting of shareholders. Of the 70.6 million shares voted, 70.0 million, or 99.1%, voted in favor of the proposal allowing for the PIK repurchase.

The completed transaction results in 100.6 million Safety-Kleen common shares outstanding of which Laidlaw Inc. beneficially owns 43.8 million common shares, or 43.6%.


For further information contact:
---------------------------------
Kenneth W. Winger, President and Chief Executive Officer - (803) 933-4212
Paul R. Humphreys, Senior Vice President, Finance and Chief Financial Officer -
(803) 933-4261
Safety-Kleen Investor Relations - (803) 933-4285

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             SAFETY-KLEEN CORP.




                                             By:    /S/ Kenneth W. Winger
                                                  ----------------------------
                                                   Kenneth W. Winger, President
                                                   and Chief Executive Officer


Date: August 27, 1999